UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	001-35072	65-1310069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, FL 32256
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 22, 2013, Atlantic Coast Financial Corporation (the “Company”) and its savings bank subsidiary, Atlantic Coast Bank, entered into Amendment Number 1 to the Agreement and Plan of Merger (the “Amended Merger Agreement”) with Bond Street Holdings, Inc. and its bank subsidiary, Florida Community Bank, N.A.  The Amended Merger Agreement eliminated the transaction’s $2.00 per share contingency consideration. Under the terms of the Amended Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $5.00 in cash at closing.

The merger and the transactions contemplated thereby remain subject to the approval of the stockholders of the Company, regulatory approvals and other customary closing conditions. Closing of the merger is expected to occur by the end of the second quarter of 2013.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Merger Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On April 23, 2013, the Company issued a press release announcing the execution of the Amended Merger Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 2.1

Agreement and Plan of Merger by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., dated February 25, 2013 (Incorporated by reference to Exhibit 2.1 of Atlantic Coast Financial Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2013)

	Exhibit 2.2	Amendment Number 1 to the Agreement and Plan of Merger by and among Atlantic Coast Financial Corporation, Atlantic Coast Bank, Bond Street Holdings, Inc. and Florida Community Bank, N.A., dated April 22, 2013

	Exhibit 99.1	Press Release of Atlantic Coast Financial Corporation, dated April 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	April 23, 2013	By:	/s/ Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Senior Vice President and
Chief Financial Officer
(Duly Authorized Representative)